Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

April 28, 2023

Media Contact:	Investor Contact:
Sarah Hamaker	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 435-513-0799	Phone: 503-464-7051

Portland General Electric Announces First Quarter 2023 Results
•Entered an agreement to construct a 200 MW company-owned battery storage project, a $360 million investment; also entered a storage capacity agreement to secure an incremental 200 MW of battery storage
•Financial results reflect strong energy demand, continued energy-market volatility, and effective cost controls
•Reaffirming 2023 adjusted earnings guidance of $2.60 to $2.75 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $74 million, or $0.80 per diluted share, for the first quarter of 2023. This compares with GAAP net income of $60 million, or $0.67 per diluted share, for the first quarter of 2022, which included the $0.14 per diluted share deferral reversal charge related to the 2022 General Rate Case Final order. After adjusting for the impact of the deferral reversal charge, first quarter 2022 non-GAAP net income was $72 million, or $0.81 per diluted share.

“This quarter we advanced Oregon’s clean energy transition, strengthened our organization, and tackled challenging energy markets,” said Maria Pope, PGE President and CEO. “We are excited to announce new battery storage projects that will be critical to serving customers and the integration of renewable resources.”

First Quarter 2023 Compared to First Quarter 2022
Total revenues increased, driven by higher demand from digital and semiconductor customers, colder weather, and a favorable customer price mix. Purchased power and fuel expense increased primarily due to increased loads combined with higher power market prices. Operating and administrative expenses remained largely flat, excluding amortization of major deferrals, due to continued implementation of operational efficiencies and cost controls. Other income increased due to gains on non-qualified benefit plan assets from improved market performance.

Company Updates
2021 All-Source Request for Proposal Update

After a robust and competitive bidding and negotiating process, PGE has entered an agreement to construct a 200 MW PGE-owned lithium-ion battery energy storage system (BESS) and entered a storage capacity agreement for a 200 MW BESS. All BESS projects will be emission-free dispatchable capacity resources directly interconnected to PGE’s system. Project agreements include:

PGE-owned Resource
•Seaside Grid - PGE and Eolian, L.P. entered into an agreement to construct a 200 MW BESS in Portland, Oregon. PGE will own the resource, with an investment of approximately $360 million, excluding AFUDC. The project has an estimated commercial operation date of June 30, 2025.
Capacity Agreement Resource
•Troutdale Grid - PGE and Eolian L.P. entered into a storage capacity agreement for a 200 MW BESS in Troutdale, Oregon. The project was subsequently acquired by NextEra Energy Resources, LLC, who will own the resource and will sell the capacity to PGE under a 20-year storage capacity agreement. The project has an estimated commercial operation date of December 31, 2024.
PGE continues to negotiate with a remaining 2021 All-Source RFP short-list bidder that could result in an agreement to construct a company-owned 75 MW BESS project. If parties are able to reach a definitive agreement, the Clearwater agreements and all BESS agreements would represent the final projects to be procured from the 2021 All-Source RFP. Resources required to meet remaining needs are anticipated to be procured through future acquisition processes, including but not limited to the 2023 All-Source RFP and future RFPs.

Resource Planning and 2023 All-Source RFP Updates

On March 31, 2023, PGE filed its first combined Clean Energy Plan (CEP) and Integrated Resource Plan (IRP) with the OPUC. PGE’s inaugural CEP articulates the Company’s strategy to meet the 2030, 2035, and 2040 emission reduction targets, as mandated by Oregon law, through an equitable transition to a decarbonized grid. The CEP is based on, and was filed in connection with, the Company’s 2023 IRP. The combined filing projects PGE’s resource and capacity needs over the next 20 years and proposes an Action Plan to meet near-term needs, subject to new state emissions reduction requirements.

Consistent with the IRP Action Plan and CEP, PGE filed notice with the OPUC in January 2023 that an RFP in 2023 is needed to procure resources to meet forecasted capacity needs and to make continued progress toward decarbonization targets. Additional milestones in the 2023 All-Source RFP will take place throughout 2023 and 2024.

2024 General Rate Case Update

On February 15, 2023, PGE filed with the OPUC a General Rate Case based on a 2024 test year (2024 GRC). Regulatory review of the 2024 GRC (OPUC Docket UE 416) will continue throughout 2023, with a final order expected to be issued by the OPUC in December 2023, for new customer prices effective January 1, 2024.

At-the-market Offering Program

On April 28, 2023, PGE registered a $300 million at-the-market offering program. Any proceeds from the issuances of common stock will be used for general corporate purposes and investments in renewables and non-emitting dispatchable capacity.

Quarterly Dividend
As previously announced, on April 21, 2023, the board of directors of Portland General Electric Company approved an increase in the annual dividend of 5.0%, or $0.09 per share, declaring a quarterly common stock dividend of $0.475 per share. The quarterly dividend is payable on or before July 17, 2023 to shareholders of record at the close of business on June 26, 2023.

2023 Earnings Guidance

PGE is reaffirming its estimate for full-year 2023 adjusted earnings guidance of $2.60 to $2.75 per diluted share based on the following assumptions:

•An increase in energy deliveries between 2.5% and 3%, weather adjusted;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $695 million and $715 million which includes approximately $45 million of storm, wildfire and related deferral and other expenses that are offset in revenue and other income statement lines;
•Depreciation and amortization expense between $445 million and $465 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $550 to $600 million;
•Capital expenditures of $1,325 million; and
•Average construction work in progress balance of $560 million.

First Quarter 2023 Earnings Call and Webcast — April 28, 2023

PGE will host a conference call with financial analysts and investors on Friday, April 28, 2023, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on April 28, 2023.

Maria Pope, President and CEO; Jim Ajello, Senior Vice President of Finance, CFO, Treasurer and CCO; and Jardon Jaramillo, Senior Director, Finance, Investor Relations, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:
•Non-cash Wildfire and COVID deferral reversal charge associated with the year ended 2020, resulting from the OPUC’s 2022 GRC Final Order earnings test.

PGE's reconciliation of non-GAAP earnings for the quarter ended March 31, 2022 is below.

Non-GAAP Earnings Reconciliation for the quarter ended March 31, 2022

	Net Income	Diluted EPS
GAAP as reported for the quarter ended March 31, 2022	$60	$0.67
Exclusion of released deferrals related to 2020	17	0.19
Tax effect (1)	(5)	(0.05)
Non-GAAP as reported for the quarter ended March 31, 2022	$72	$0.81
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory tax rate

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company that generates, transmits and distributes electricity to over 900,000 customers in 51 cities across the state of Oregon. For more than 130 years, Portland General Electric (PGE) has powered the advancement of society, delivering safe, affordable, reliable and increasingly clean energy. To deliver on its strategy and meet state targets, PGE and its approximately 3,000 employees are committed to collaborating with stakeholders to achieve at least an 80% reduction in greenhouse gas emissions from power served to customers by 2030 and 100% reduction by 2040. PGE customers set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. Additionally, for the fifth year in a row, PGE was recognized by the Bloomberg Gender-Equality Index which highlights companies committed to creating a more equal and inclusive workplace. As a reflection of the company's commitment to the community it serves, in 2022, PGE employees, retirees and the PGE Foundation donated nearly $5.5 million and volunteered more than 18,000 hours with more than 400 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "based on," "believes," "conditioned upon," "considers," “could,” "estimates," "expects," "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets,“ “will likely result”, “will continue,” or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, inability to complete negotiations on contracts for capital projects, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE's jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company's strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE's risk management policies and procedures; PGE's ability to effectively implement Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk; cyber security attacks, data security breaches, physical attacks and security breaches, or other malicious acts, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company's greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; political and economic conditions; and risks and uncertainties related to 2021 All-Source RFP final shortlist projects. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov and on the Company's website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Revenues, net	$745	$625
Alternative revenue programs, net of amortization	3	1
Total revenues	748	626
Operating expenses:
Purchased power and fuel	304	202
Generation, transmission and distribution	93	90
Administrative and other	80	89
Depreciation and amortization	111	99
Taxes other than income taxes	43	40
Total operating expenses	631	520
Income from operations	117	106
Interest expense, net	44	38
Other income:
Allowance for equity funds used during construction	3	3
Miscellaneous income, net	12	—
Other income, net	15	3
Income before income tax expense	88	71
Income tax expense	14	11
Net income	74	60

Weighted-average common shares outstanding (in thousands):
Basic	91,840	89,396
Diluted	92,571	89,527

Earnings per share:
Basic	$0.81	$0.67
Diluted	$0.80	$0.67

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$12	$165
Accounts receivable, net	362	398
Inventories	95	95
Regulatory assets—current	65	54
Other current assets	232	498
Total current assets	766	1,210
Electric utility plant, net	8,611	8,465
Regulatory assets—noncurrent	481	473
Nuclear decommissioning trust	38	39
Non-qualified benefit plan trust	38	38
Other noncurrent assets	217	234
Total assets	$10,151	$10,459

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	March 31, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$242	$457
Liabilities from price risk management activities—current	100	118
Short-term debt	68	—
Current portion of long-term debt	—	260
Current portion of finance lease obligation	20	20
Accrued expenses and other current liabilities	321	641
Total current liabilities	751	1,496
Long-term debt, net of current portion	3,485	3,386
Regulatory liabilities—noncurrent	1,398	1,389
Deferred income taxes	447	439
Unfunded status of pension and postretirement plans	170	170
Liabilities from price risk management activities—noncurrent	70	75
Asset retirement obligations	250	257
Non-qualified benefit plan liabilities	81	83
Finance lease obligations, net of current portion	293	294
Other noncurrent liabilities	94	91
Total liabilities	7,039	7,680
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, no par value, 160,000,000 shares authorized; 96,620,972 and 89,283,353 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1,548	1,249
Accumulated other comprehensive loss	(4)	(4)
Retained earnings	1,568	1,534
Total shareholders’ equity	3,112	2,779
Total liabilities and shareholders’ equity	$10,151	$10,459

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$74	$60
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111	99
Deferred income taxes	4	4
Pension and other postretirement benefits	1	3
Allowance for equity funds used during construction	(3)	(3)
Decoupling mechanism deferrals, net of amortization	(3)	(1)
Regulatory assets	(6)	(15)
Regulatory liabilities	8	5
2020 Labor Day wildfire earnings test reserve	—	15
Other non-cash income and expenses, net	10	15
Changes in working capital:
Decrease in accounts receivable, net	34	21
Decrease in inventories	—	6
Decrease in margin deposits	86	23
(Decrease) in accounts payable and accrued liabilities	(174)	(44)
(Decrease)/increase in margin deposits from wholesale counterparties	(140)	99
Other working capital items, net	(27)	(27)
Other, net	(14)	(11)
Net cash (used in) provided by operating activities	(39)	249

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from investing activities:
Capital expenditures	(274)	(167)
Sales of Nuclear decommissioning trust securities	—	2
Purchases of Nuclear decommissioning trust securities	—	(2)
Proceeds from sale of properties	2	12
Other, net	(4)	1
Net cash used in investing activities	(276)	(154)

Cash flows from financing activities:
Proceeds from issuance of common stock	$300	$—
Proceeds from issuance of long-term debt	100	—
Payments on long-term debt	(260)	—
Issuance of commercial paper, net	68	—
Proceeds from Pelton/Round Butte financing arrangement	—	25
Dividends paid	(40)	(38)
Repurchase of common stock	—	(18)
Other	(6)	(6)
Net cash provided by (used in) financing activities	162	(37)
(Decrease) Increase in cash and cash equivalents	(153)	58
Cash and cash equivalents, beginning of period	165	52
Cash and cash equivalents, end of period	$12	$110

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$22	$18
Cash paid for income taxes	2	2
Non-cash investing and financing activities:
Assets obtained under leasing arrangements	—	29

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2023		2022
Revenues (dollars in millions):
Retail:
Residential	$362	48%	$308	49%
Commercial	197	27	178	29
Industrial	82	11	69	11
Direct Access	6	1	8	1
Subtotal	647	87	563	90
Alternative revenue programs, net of amortization	3	—	1	—
Other accrued revenues, net	1	—	—	—
Total retail revenues	651	87	564	90
Wholesale revenues	88	12	56	9
Other operating revenues	9	1	6	1
Total revenues	$748	100%	$626	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	2,327	33%	2,216	32
Commercial	1,657	24	1,634	24
Industrial	1,071	15	974	14
Subtotal	5,055	72	4,824	70
Direct access:
Commercial	129	2	131	2
Industrial	436	6	413	7
Subtotal	565	8	544	9
Total retail energy deliveries	5,620	80	5,368	79
Wholesale energy deliveries	1,396	20	1,507	21
Total energy deliveries	7,016	100%	6,875	100%

Average number of retail customers:
Residential	813,955	88%	806,553	88%
Commercial	112,475	12	111,668	12
Industrial	194	—	192	—
Direct access	542	—	550	—
Total	927,166	100%	918,963	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended March 31,
	2023		2022
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	2,896	43%	2,149	32%
Coal	596	9	610	9
Total thermal	3,492	52	2,759	41
Hydro	295	4	273	4
Wind	481	7	392	6
Total generation	4,268	63	3,424	51
Purchased power:
Hydro	1,080	16	1,562	23
Wind	232	3	195	3
Solar	145	2	113	2
Natural Gas	11	—	2	—
Waste, Wood and Landfill Gas	43	1	37	1
Source not specified	1,005	15	1,315	20
Total purchased power	2,516	37	3,224	49
Total system load	6,784	100%	6,648	100%
Less: wholesale sales	(1,396)		(1,507)
Retail load requirement	5,388		5,141

The following table indicates the number of heating and cooling degree-days for the three months ended March 31, 2023 and 2022, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2023	2022	Avg.

January	667	710	713
February	658	591	599
March	602	460	528
Year-to-date	1,927	1,761	1,840
Increase/(decrease) from the 15-year average	5%	(4)%